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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 2004 in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-113062) of Sangamo BioSciences, Inc. related to the sale of common stock and warrants with proceeds of up to $30 million.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 29, 2004

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS